Securities and Exchange Commission
Washington, D.C. 20549

____________

FORM 8-A
For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

CapitalSource Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	35-2206895

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4445 Willard Ave., 12th Floor, Chevy Chase, Maryland	20815

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-106076

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01	New York Stock Exchange, Inc.

     Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.      Description of Registrant’s Securities to be Registered.

                 A description of the Common Stock of CapitalSource Inc. (the “Registrant”) is set forth under the heading “Description of Securities” in the prospectus forming part of Registrant’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on June 12, 2003 (File No. 333-106076), as amended by Amendment Nos. 1-3 thereto, and as it may be amended from time to time (the “Registration Statement”), which information is incorporated herein by reference. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.       Exhibits.

                   The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Exhibit

1.	Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Certificate of Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.

Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITALSOURCE INC.

Date: July 25, 2003	By: /s/ Steven A. Museles

Steven A. Museles
Chief Legal Officer and Secretary

Exhibit Index

No	Description

1.	Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Certificate of Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.